PROPERTY AGREEMENT

THIS AGREEMENT is made effective the 14th day of May, 2004.

BETWEEN:

Thornton J. Donaldson, an individual having an office at 206-475 Howe Street, Vancouver, B.C., Canada, V6C 2B3.

(hereinafter called “Donaldson”)

OF THE FIRST PART

AND:

Thornton J. Donaldson, Trustee for Yukon Resources Corp. a company duly incorporated under the laws of the State of Nevada, each having an office at 206-475 Howe Street, Vancouver, B.C., Canada, V6C 2B3.

(hereinafter called “Trustee” and “Yukon” respectively)

OF THE SECOND PART

WHEREAS:

  Donaldson is the sole beneficial owner of 100% of the right, title and interest in and to the BILL 1, BILL 2 and BILL 5 mining claims, which are situated in the Cariboo Mining Division, in the province of British Columbia, Canada, which mining claims are more particularly described in Schedule “A” attached hereto and forming part of hereof (hereinafter called the “Claim”); and

  The parties now wish to enter into an agreement granting to Yukon through Trustee an undivided 100% of the right, title and interest in and to the Claim on the terms and conditions are hereinafter set forth.

NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the premises and the mutual promises, covenants and agreements herein contained, the parties hereto agree as follows:

  Representation and Warranties

  1.1 Yukon represents and warrants to Donaldson that:

    Yukon is a body corporate duly incorporated, organized and validly subsisting under the laws of its incorporating jurisdiction;

    Yukon has full power and authority to carry on its business and to enter into this Agreement and any agreement or instrument referred to or contemplated herein.

    neither the execution and delivery of this Agreement nor any of the agreements referred to herein or contemplated hereby, nor the consummation of the transactions hereby contemplated will conflict with, result in the breach of or accelerate the performance required by any agreement to which Yukon is a party; and

    the execution and delivery of this Agreement and the agreements contemplated hereby will not violate or result in the breach of the laws of any jurisdiction applicable or pertaining thereto or of Yukon constating documents.

  1.2 Donaldson represents and warrants to Yukon:

    the Claim consists of the Bill Mineral Claim which has been duly and validly staked and recorded, as accurately described in Schedule “A”, is presently in good standing under the laws of the jurisdiction in which they are located and, except as set forth herein, is free and clear of all liens, charges and encumbrances;

    the Claim will be increased by four units as the units are expected to become available in the near future;

    Donaldson is or will be the owner of a 100% interest in and to the Claim and has the exclusive right to enter into this Agreement and all necessary authority to dispose of an undivided 100% interest in and to the Claim in accordance with the terms of this Agreement;

    no person, firm or corporation has or will have any proprietary or possessory interest in the Claim other than Donaldson and no person is entitled to any royalty or other payment in the nature of rent or royalty on any minerals, ores, metals or concentrates or any such products removed from the Claim;

    neither the execution and delivery of this Agreement nor any of the agreements referred to herein or contemplated hereby, nor the consummation of the transactions hereby contemplated will conflict with, result in the breach of or accelerate the performance required by any agreement to which Donaldson is a party or by which Donaldson is bound; and

    the execution and delivery of this Agreement and the agreements contemplated hereby will not violate or result in the breach of the laws of any jurisdiction applicable or pertaining thereto.

  1.3 The representation and warranties hereinbefore set out are conditions on which the parties have relied in entering into this Agreement and will survive the acquisition of any interest in the Claim by Yukon and each party will indemnify and save the other party harmless from all loss, damage, costs, actions and suits arising our of or in connection with any breach or any representation, warranty, covenant, agreement or condition made by the other party and contained herein.

  Purchase Price

  2.1 Donaldson hereby gives and grants to Yukon an undivided 100% of the right, title and interest of Donaldson in and to the Claim and an additional four units, in accordance with the terms of this Agreement for and in consideration of 2,500,000 shares of Yukon's common stock on the Effective Date.

  Transfer of Title

  3.1 Donaldson hereby transfers and assigns to Yukon an undivided 100% of the right, title and interest in and to the Claim and an additional four units. Upon execution of this Agreement, Donaldson shall execute and deliver any and all documents required of it to deliver registered title of the Claim to Yukon's trustee.

  Covenants of Donaldson

  4.1 Donaldson will:

    not do any act or thing which would or might in any way adversely affect the rights of Yukon hereunder;

    make available to Yukon and its representatives all records and files in the possession of Donaldson relating to the Claim and permit Yukon and its representatives at its own expense to take abstracts therefrom and make copies thereof; and

    promptly provide Yukon with any and all notices and correspondence from government agencies in respect of the Claim.

  Covenants of Yukon

  5.1 Yukon will not do any act or thing which would or might any way adversely affect the rights of Donaldson hereunder.

  Further Assurances

  6.1 The parties hereto agree that they and each of them will execute all documents and do all acts and things within their respective powers to carry out and implement the provisions or intent of this Agreement.

  Notice

  7.1 Any notice, direction or other instrument required or permitted to be given under this Agreement will be in writing and will be given by the delivery or facsimile transmission or the same or by mailing the same by prepaid registered or certified mail in each case addressed as follows:

    if to Yukon Resources Corp.
    206-475 Howe Street,
    Vancouver, British Columbia
    Canada V6C 2B3

    if to Thornton J. Donaldson
    206-475 Howe Street,
    Vancouver, British Columbia
    Canada V6C 2B3

  7.2 Any notice, direction or other instrument aforesaid will, if delivered by courier or facsimile transmission, be deemed to have been given and received on the next business day following the day on which it was delivered or sent by facsimile, and if mailed, be deemed to have been given and received on the fifth business day following the day of mailing, except in the event of disruption of the postal services in which event notice will be deemed to be received only when actually received.

  7.3 Any party at any time give to the other notice in writing of any change of address of the party giving such notice and from and after the giving of such notice, the address or addresses of such party for the purpose of giving notice hereunder.

  Headings

  8.1 The headings to the respective sections herein will not be deemed part of this Agreement but will be regarded as having been used for convenience only.

  Payment

  9.1 All references to monies hereunder will be in Canadian funds except where otherwise designated. All payments to be made to any party hereunder will be mailed or delivered to such party at its address for notice purposes as provided herein, or for the account of such party at such bank or banks in Canada as such party may designate from time to time by written notice. Said banks or banks will be deemed the agent of the designating party for the purpose of receiving and collecting such payment.

  Enurement

  10.1 This Agreement will enure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns.

  Terms

  11.1 The terms and provisions of this Agreement shall be interpreted in accordance with the laws of British Columbia.

  Entire Agreement

  12.1 This agreement constitutes the entire agreement between the parties and replaces and supersedes all prior agreements, memoranda, correspondence, communications, negotiations and representations, whether verbal or written, express or implied, statutory or otherwise between the parties with respect to the subject matter herein.

  Time of Essence

  13.1 Time will be of the essence in this Agreement.

  Enforcement of Agreement

  14.1 The covenants, promises, terms and conditions contained herein will be binding upon the parties jointly and severally any may be enforced by each as against each other interests.

IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the day and year first above written.

Yukon Resources Corp. Per: /s/ T. Donaldson by its Authorized Trustee, Thornton J. Donaldson	Thornton J. Donaldson Per: /s/ T. Donaldson Thornton J. Donaldson

Witness /s/ K. McCullagh Signature of Witness	Kerry McCullagh Printed Name of Witness

This is Schedule “A” to a Property Agreement made as of the 14th day of May, 2004 between Thornton J. Donaldson and Yukon Resources Corp.

Claim Name	Tenure Number	Mining Division	Status
BILL 1	410792	CARIBOO	Good Standing 2005.05.14
BILL 2	410793	CARIBOO	Good Standing 2005.05.14
BILL 5	410794	CARIBOO	Good Standing 2005.05.14

Claim Name	Tenure Number	Mining Division	Status
BILL 3	to be determined	to be determined	to be determined
BILL 4	to be determined	to be determined	to be determined
BILL 6	to be determined	to be determined	to be determined
BILL 7	to be determined	to be determined	to be determined